Exhibit (d)(4)

Rho Ventures

152 West 57th Street

23rd Floor

New York, NY 10019

October 20, 2016

Confidential

Everyday Health, Inc.

345 Hudson Street, 16th Floor

New York, NY

Project Echo Acquisition Corp.

Ziff-Davis, LLC

28 East 28th Street

New York, NY 10016

Re:	Project Echo

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger (as amended, restated, supplemented and waived from time to time in accordance with its terms, the “Merger Agreement”) , dated as of the date hereof, by and between Everyday Health, Inc. (the “Company”), Project Echo Acquisition Corp. (“Purchaser”), Ziff-Davis, LLC (“Parent”) and j2 Global, Inc. (“Guarantor”). Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) shall have the meaning ascribed to such terms in the Merger Agreement.

Subject to the terms and conditions set forth in this Letter Agreement, each of the undersigned stockholders (the “Stockholders”) who hold the shares of Company Common Stock in the amounts set forth on Exhibit A attached hereto, hereby agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any shares of Company Common Stock now or hereafter beneficially owned by such Stockholder (the “Owned Shares”) that may arise in connection with the Merger. This Letter Agreement shall not limit or restrict in any manner any Stockholder from assigning or otherwise disposing of, or entering into any contract, option or other agreement providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares.

This Letter Agreement shall terminate and shall have no further force or effect as of the first to occur of: (a) the mutual written agreement of Parent, the Company and the Stockholders, (b) the termination of the Merger Agreement in accordance with its terms, (c) the Offer Acceptance Time, (d) as to the Stockholders, the date of any modification, waiver or amendment of the Merger Agreement in a manner that reduces the Offer Price or changes the form of consideration payable thereunder to Stockholder, unless such modification, waiver or amendment is consented to by Stockholder and (e) the occurrence of a Company Adverse Change Recommendation in accordance with the terms of the Merger Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. No provision in this Letter Agreement can be waived, modified or amended except by written consent of the Stockholders, Parent and the Company, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment. This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature Page Follows]

Please confirm your agreement with the foregoing by executing a copy of this Letter Agreement.

Very truly yours,

RHO INVESTMENT PARTNERS HOLDINGS LLC BY: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

RHO VENTURES VI, L.P.
By: RMV VI, L.L.C., Its General Partner
By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

RHO VENTURES III HOLDINGS LLC
By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

RHO VENTURES PARTNERS HOLDINGS LLC
By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

RHO VENTURES II HOLDINGS LLC
By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

RHO CAPITAL PARTNERS LLC

By:	/s/ Jeff Martin
Name: Jeff Martin
Title: Attorney-in-fact

CONFIRMED AND AGREED
as of the date written above:

ZIFF DAVIS, LLC

By:	/s/ Stephen Hicks
Name: Stephen Hicks
Title: Secretary

PROJECT ECHO ACQUISITION CORP.

By:	/s/ Stephen Hicks
Name: Stephen Hicks
Title: Secretary

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP & General Counsel

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